Exhibit 10.26

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN, AS AMENDED

COVER SHEET TO
RESTRICTED STOCK AWARD AGREEMENT

Rosetta Stone Inc., a Delaware corporation (the “Company”), has granted to the individual whose name is set forth below on the “Name of Executive” line (“Executive”) the shares of the Company’s common stock, $.00005 par value, specified herein, subject to the terms and conditions set forth in this Cover Sheet, in the attached Restricted Stock Award Agreement and in the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as amended, (the “Plan”).

Grant Date:

Name of Executive:

Executive’s Employee Identification Number:

Number of Shares of Restricted Stock Granted:

Vesting Start Date:

Executive understands and agrees that this Restricted Stock Award is granted subject to and in accordance with the terms of the Rosetta Stone, Inc. %%EQUITY_PLAN%-% (the “Plan”).  Executive further agrees to be bound by the terms of the Plan and the terms of the Restricted Stock Award as set forth in the Restricted Stock Award Agreement and any Addenda to such Restricted Stock Award Agreement.

Nothing in this Notice or in the Restricted Stock Award Agreement or in the Plan shall confer upon Executive any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Recipient) or of Executive, which rights are hereby expressly reserved by each, to terminate Executive’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Restricted Stock Award Agreement.

Attachment

THIS AGREEMENT IS NOT A STOCK CERTIFICATE OR A NEGOTIABLE INSTRUMENT

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN, AS AMENDED

 RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) and the Cover Sheet to which this Agreement is attached (the “Cover Sheet”) is made by and between Rosetta Stone Inc., a Delaware corporation (the “Company”), and Executive (as that term is defined in the Covered Sheet), effective as of the Grant Date set forth on the Cover Sheet (the “Grant Date”), pursuant to the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as amended, (the “Plan”), a copy of which previously has been made available to Executive and the terms and provisions of which are incorporated by reference herein.

WHEREAS, the Company desires to grant to Executive the shares of the Company’s common stock, $.00005 par value, set forth on the “Number of Shares of Restricted Stock Granted” line on the Cover Sheet (the “Shares”), subject to the terms and conditions of this Agreement; and

WHEREAS, Executive desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)                                 “Change in Control” means (i) the liquidation, dissolution or winding-up of the Company, (ii) the sale, license or lease of all or substantially all of the assets of the Company, or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Company with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Company, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; provided, however, that a Change in Control shall not include any of the aforementioned transactions listed in clauses (i), (ii) and (iii) involving the Company or a Subsidiary Corporation in which the holders of shares of the Company voting stock outstanding immediately prior to such transaction or any Affiliate of such holders continue to hold at least a majority, by voting power, of the capital stock or, by a majority, based on fair market value as determined in good faith by the Board, of the assets, in each case in substantially the same proportion, of (x) the surviving or resulting corporation (or other form of business entity), (y) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity) or (z) a successor entity holding a majority of the assets of the Company.  In addition, a Change in Control shall not include a bona fide, firm commitment underwritten public offering of the Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.

(b)                                 “Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to Executive hereunder and the obligation to forfeit and surrender such Shares to the Company.

(c)                                  “Period of Restriction” shall mean the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d)                                 “Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

(e)                                  “Cause” shall mean Executive (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by him or her as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement between the Executive and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Executive of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board (ix) failed, due to some action or inaction on the part of the Executive, to have immigration status that permits the Executive to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; or (x) disclosed trade secrets of the Company or an Affiliate.

(f)                                   “Disability” shall have the meaning ascribed to such term in the Plan, as it may be amended from time to time.

(g)                                  “Good Reason” shall have the meaning ascribed to such term in the Executive’s employment agreement with the Company, or, if none, the Executive’s resignation from employment with the Company due to (i) a material diminution in Executive’s annual base salary, duties, authority or responsibilities or (ii) relocation of the Executive’s primary place of employment to a geographic area more than fifty (50) miles from Executive’s then-current primary place of employment, without the Executive’s consent; provided that the Executive has given thirty (30) days advance written notice to the Company of the initial existence of the condition described in (i) and/or (ii) and the Company has not within such thirty (30) day period remedied the condition.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.                                      Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in Executive’s name the Shares as Restricted Shares.  The Company shall cause electronic book entries evidencing the Restricted Shares, and any shares of the Stock or rights to acquire shares of the Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Stock Distributions”), to be issued in Executive’s name.  During the Period of Restriction such electronic book entries shall contain a restrictive legend notation to the effect that ownership of such Restricted Shares (and any Retained Stock Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  During the Period of Restriction any regular dividends paid in cash or property (other than Retained Stock Distributions) with respect to the Restricted Shares and Retained Stock Distributions (the “Retained Cash Distributions”) shall not be paid to Executive but instead shall be accumulated by the Company until the date the Forfeiture Restrictions applicable to the Restricted Shares and Retained Stock Distributions with respect to which such Retained Cash Distributions shall have been made, paid, or declared shall have become vested and then on that date such Retained Cash Distributions shall be paid to Executive.  Executive shall have the right to vote the Restricted Shares awarded to Executive and to exercise all other rights, powers and privileges of a holder of the Shares, with respect to such Restricted Shares, with the exception that (a) Executive shall not be entitled to delivery of such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Stock Distributions made or declared with respect to the Restricted Shares and Retained Cash Distributions made or declared with respect to the Restricted Shares and the Retained Stock Distributions (and such Retained Stock Distributions and Retained Cash Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Stock Distributions and Restricted Cash Distributions shall have been made, paid, or declared shall have become vested, and such Retained Stock Distributions and Retained Cash Distributions shall not bear interest or be segregated in separate accounts and (c) Executive may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Stock Distributions or any Restricted Cash Distributions during the Period of Restriction.  Upon issuance the book entry representing the Restricted Shares shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Stock Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of the Shares set forth in this Agreement Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3.             Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  Executive also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.  The Shares are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Shares is available from the Company.

4.             Vesting.

(a)           The Shares that are granted hereby shall be subject to the Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby in accordance with the following sentence, provided that Employee’s employment with the Company or any subsidiaries or Affiliates has not terminated prior to the applicable lapse date.  On the first anniversary of the Vesting Start Date (as set forth on the Cover Sheet), and on each succeeding anniversary of the Vesting Start Date (each such anniversary date being referred to as a “lapse date”), the Forfeiture Restrictions shall lapse with respect to one-fourth (1/4th) of the total number of Shares granted hereby, rounded to the nearest whole number, except that on the fourth anniversary of the Vesting Start Date the Forfeiture Restrictions shall lapse with respect to the then remaining number of Shares granted hereby for which the Forfeiture Restrictions have not previously lapsed.

(b)           Notwithstanding any other provision of this Agreement to the contrary, if a Change in Control occurs andExecutive’s employment is terminated by the Company without Cause or by Executive with Good Reason, in either case, within one (1) year following the occurrence of the Change in Control, then all remaining Forfeiture Restrictions shall lapse as to the Shares that are granted hereby upon the date the Executive’s employment terminates.  Notwithstanding any other provision in this Agreement to the contrary, if (i) Executive’s employment is terminated by the Company without Cause or by Executive with Good Reason or (ii) Executive dies or incurs a Disability, all remaining Forfeiture Restrictions shall lapse as to the Shares that are granted hereby upon the date the Executive’s employment terminates.

(c)           Upon the lapse of the Forfeiture Restrictions with respect to the Shares granted hereby the Company shall cause to be delivered to Executive such Shares in electronic book entry form, and such Shares shall be transferable by Executive (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(d)           If Executive ceases to be employed by the Company or a subsidiary for any reason before the applicable lapse date, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company.

5.             Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.             Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Executive for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its Affiliates or subsidiaries have a withholding obligation, Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet such obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company and its Affiliates and subsidiaries are authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to Executive in any capacity any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

7.             Section 83(b) Election.  Executive shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the General Counsel of the Company (if Executive is the General Counsel of the Company, Executive must seek the prior written approval of the Chief Financial Officer or the Chief Executive Officer).  If the election is permitted as provided in the prior sentence, Executive shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

8.             No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.             Employment Relationship.  For purposes of this Agreement, Executive shall be considered to be in the employment of the Company and its Affiliates as long as Executive has an employment relationship with the Company and its Affiliates.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10.          Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between Executive and the Company or any Affiliate, to guarantee the right to remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ Executive for any period of time.

11.          Legend.  Executive consents to the placing of an appropriate legend notation on the electronic book entry representing the Shares restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

12.          Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s General Counsel and to Executive at Executive’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.          Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized officer of the Company other than Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.          Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation Committee of the Board of Directors.

15.          Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

16.          Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Executive, Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

17.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

Irrevocable Stock Power

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Rosetta Stone Inc., a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective %%OPTION_DATE,‘MM/DD/YYYY’%-%, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective the              day of                                           , 20      .

Signature:

Name:	%%FIRST_NAME%-% %%LAST_NAME%-%